SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



Pursuant  to  Section 13 or 15(d)  of  the  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 11, 2000


         MONMOUTH REAL ESTATE INVESTMENT CORPORATION
    (Exact name of Registrant as specified in its charter)



       Delaware                         0-4258           22-1897375
     (State or other jurisdiction    (Commission        (IRS Employer
     of incorporation)               File Number)   Identification Number)



   Juniper Business Plaza, 3499 Route 9 North, Freehold, NJ    07728
               (Address of principal executive offices)



     Registrant's telephone number, including area code (732) 577-9996




     (Former name or former address, if changed since last report.)




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     Item 5.  Other Events.

           On July 11, 2000, Monmouth Real Estate Investment
Corporation announced the appointment of Matthew I. Hirsch to the Board of Directors of the Company. The total number of Directors has been increased to nine.

       Mr. Hirsch is a graduate of Pennsylvania State University and Widener University School of Law. He is a member of the New York, Pennsylvania and New Jersey Bar Associations. Mr. Hirsch served with the U.S. Department of Justice, Immigration and Naturalization and two prominent Pennsylvania law firms before opening his private practice in Wayne, Pennsylvania.

     Mr. Hirsch, his wife and three children make their home in Wynnewood, Pennsylvania.







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


                         SIGNATURES


       Pursuant   to  the  requirements  of  the   Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                  MONMOUTH REAL ESTATE INVESTMENT CORPORATION



                                /s/ Anna T. Chew
                                ANNA T. CHEW
                                Controller


     Date       July 11, 2000




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